EXHIBIT (D)(19)

                               THE RBB FUND, INC.
                                 AMENDMENT NO. 1
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                       n/i numeric investors Mid Cap Fund

        WHEREAS, The RBB Fund, Inc. (the "Fund") and Numeric Investors LLC (the "Investment Adviser") desire to amend the Investment Advisory Agreement ("the Agreement") for the n/i numeric investors Mid Cap Fund (the "Portfolio") dated November 12, 2004 by and among them under which the Investment Adviser renders investment advisory service; and

        WHEREAS, the Investment Adviser is willing to render such service to the Fund with respect to the Portfolio;

        The parties hereto, intending to be legally bound hereby, agree that the Agreement is amended as follows:

        12.     COMPENSATION.

                (a) For the services provided and the expenses assumed pursuant to the Agreement with respect to the Fund, commencing on December 1, 2005, the Fund will pay the Investment Adviser from the assets of the Fund and the Investment Adviser will accept as full compensation therefor fees calculated as follows:

                        (i) There shall be a fee, computed daily and payable monthly, at the annual rate of 0.85% of the Portfolio's average daily net assets (the "Base Fee"), PROVIDED, however, that if subparagraph (ii) below is applicable, the Base Fee shall be calculated pursuant to subparagraph (iii) below.

                        (ii) After each calendar month, it shall be determined whether the investment performance of the Portfolio (calculated in accordance with subparagraph (v) below) has exceeded or lagged the Target (as hereinafter defined) within the parameters of one of subparagraphs (A) through
(E) during the immediately preceding twelve months:

                                (A)     the investment performance of the
Portfolio lagged the Target;

                                (B)     the investment performance of the
Portfolio exceeded the Target by at least 0 but less than 100 basis points;

                                (C)     the investment performance of the
Portfolio exceeded the Target by at least 100 but less than 200 basis points;

                                (D)     the investment performance of the
Portfolio exceeded the Target by at least 200 but less than 300 basis points;

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                                (E)     the investment performance of the
Portfolio exceeded the Target by at least 300 but less than 400 basis points;

                                (F)     the investment performance of the
Portfolio exceeded the Target by at least 400 but less than 500 basis points;

                                (G)     the investment performance of the
Portfolio exceeded the Target by at least 500 but less than 600 basis points;

                                (H)     the investment performance of the
Portfolio exceeded the Target by at least 600 but less than 700 basis points;

                                (I)     the investment performance of the
Portfolio exceeded the Target by at least 700 but less than 800 basis points;

                                (J)     the investment performance of the
Portfolio exceeded the Target by at least 800 but less than 900 basis points; or

                                (K)     the investment performance of the
Portfolio exceeded the Target by 900 basis points or more;

                        (iii) If subparagraph (ii) applies, the rate of the Base Fee for such calendar month should be adjusted as follows:

                                (A)     If subparagraph (ii)(A) applies, the
annual rate of the Base Fee shall be 0.35%;

                                (B)     If subparagraph (ii)(B) applies, the
annual rate of the Base Fee shall be 0.45%;

                                (C)     If subparagraph (ii)(C) applies, the
annual rate of the Base Fee shall be 0.55%;

                                (D)     If subparagraph (ii)(D) applies, the
annual rate of the Base Fee shall be 0.65%;

                                (E)     If subparagraph (ii)(E) applies, the
annual rate of the Base Fee shall be 0.75%;

                                (F)     If subparagraph (ii)(F) applies, the
annual rate of the Base Fee shall be 0.85%;

                                (G)     If subparagraph (ii)(G) applies, the
annual rate of the Base Fee shall be 0.95%;


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                                (H)     If subparagraph (ii)(H) applies, the
annual rate of the Base Fee shall be 1.05%;

                                (I)     If subparagraph (ii)(I) applies, the
annual rate of the Base Fee shall be 1.15%;

                                (J)     If subparagraph (ii)(J) applies, the
annual rate of the Base Fee shall be 1.25%; or

                                (K)     If subparagraph (ii)(K) applies, the
annual rate of the Base Fee shall be 1.35%.

                        (iv) The "Target" means the investment record of the Russell MidCap Index.

                        (vi) The investment record of the Target shall be calculated in accordance with Rule 205-1(b) under the Investment Advisers Act of 1940, as amended (the "Advisers Act") as such Rule shall be amended from time to time or any successor regulation. The investment performance of the Fund shall be calculated in accordance with Rule 205-1(a) under the Advisers Act as such Rule shall be amended from time to time or any successor regulation.

                (b) For each month in the 12-month period commencing December 1, 2004, the rate of the Base Fee for such calendar month shall be the lesser of the Base Fee as calculated pursuant to subparagraph (a) where the Target shall mean the investment record of the Russell MidCap Index; or the Base Fee as calculated pursuant to subparagraph (a) where the Target shall mean the investment record of the Standard & Poor's MidCap 400.

                (c) The fee attributable to the Fund shall be satisfied only against assets of the Portfolio and not against the assets of any other investment portfolio of the Company.

        IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their officers designated below as of December 1, 2004.

                                              THE RBB FUND, INC.


                                              By:    /s/ Edward J. Roach
                                                     -------------------
                                              Name:  Edward J. Roach
                                              Title: President

                                              NUMERIC INVESTORS LLC

                                              By:    /s/ Raymond J. Joumas
                                                     ---------------------
                                              Name:  Raymond J. Joumas
                                              Title: Managing Director & CFO


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